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                                                                   EXHIBIT 10.19


                                AMENDMENT No. 15

                                     to the

                       AMETEK RETIREMENT AND SAVINGS PLAN

     WHEREAS, there was adopted and made effective as of October 1, 1984, the AMETEK Retirement and Savings Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

     WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST: A new Appendix VIII is hereby added to the Plan, to read in its entirety as follows:


                                 "APPENDIX VIII

                     SPECIAL PROVISIONS RELATING TO CERTAIN
               EMPLOYEES OF ADVANCED MEASUREMENT TECHNOLOGY, INC.

     1. The provisions of this Appendix VIII shall apply to each employee of the Company who (i) was an employee of PerkinElmer Instruments, Inc. (now "Advanced Measurement Technology, Inc.") immediately prior to the acquisition by the Company of the shares of its shares, and (ii) continued in employment with Advanced Measurement Technology, Inc. immediately after such acquisition by the Company. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VIII.

     2. Each Covered Employee who has attained age 18 shall be eligible to participate in the Plan, including participation as a Retirement Participant, effective March 1, 2002, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.
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     3. Any Covered Employee not referred to in Section 2 of this Appendix VIII shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

     4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Matching Contribution Account and his Retirement Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with PerkinElmer Instruments, Inc.

     5. Defined terms used in this Appendix VIII, shall have the same meaning as the identical defined terms as used in the Plan."

     SECOND: The provisions of this Amendment No. 15th shall be effective as of March 1, 2002.

     IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 28th day of December, 2001.


                                                       AMETEK, Inc.

                                                       By: /s/ Donna F. Winquist
                                                          ----------------------


Attest:

/s/ Kathryn E. Londra
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